     As filed with the Securities and Exchange Commission on August 7, 1995
                                                         Registration No. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         SHURGARD STORAGE CENTERS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                    91-1603837
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                                1201 Third Avenue
                                   Suite 2200
                            Seattle, Washington 98101
               (Address of Principal Executive Offices)(Zip Code)


                         SHURGARD STORAGE CENTERS, INC.
        AMENDED AND RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                         SHURGARD STORAGE CENTERS, INC.
                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN

                            (Full title of the plans)

                                CHARLES K. BARBO
          Chairman of the Board, President and Chief Executive Officer
                         SHURGARD STORAGE CENTERS, INC.
                                1201 Third Avenue
                                   Suite 2200
                            Seattle, Washington 98101
                                 (206) 624-8100
            (Name, address and telephone number of agent for service)
                             ______________________

                                    Copy to:
                               Linda A. Schoemaker
                                  PERKINS COIE
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington  98101-3099
                                 (206) 583-8888

                             ______________________
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities               Number to Be          Proposed Maximum               Proposed Maximum              Amount of
  to Be Registered                  Registered      Offering Price Per Share(1)    Aggregate Offering Price(1)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Class  A Common  Stock, par        1,940,000 (3)              $23.375                      $45,347,500                 $15,637
value  $.001 per  share (2)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $23.375 based on the average of the high ($23.50) and low ($23.25) sales prices for the Common Stock as traded on the New York Stock Exchange on August 2, 1995.

(2)  Including the associated Preferred Share Purchase Rights.


(3) Of this number, 1,760,000 shares are being registered for issuance under the 1995 Long-Term Incentive Compensation Plan and 180,000 shares are being registered for issuance under the Stock Option Plan for Nonemployee Directors, together with an indeterminate number of additional shares (including the associated Preferred Share Purchase Rights) which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1995 Long-Term Incentive Compensation Plan and the Stock Option Plan for Nonemployee Directors as the result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock of the Company.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) All other reports by the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and

          (c) The description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1995, as amended by Amendment No. 1 on Form 8-A/A dated April 26, 1995 and the description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1995, as amended by Amendment No. 1 on Form 8-A/A dated April 26, 1995, under Section 12(g) of the Exchange Act (Commission file no. 1-11455), including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 13 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for their conduct as directors to the full extent permitted by the Delaware General Corporation Law ("Delaware Law") as it existed at the time the Certificate of Incorporation was adopted, and as it may thereafter be amended. Any amendment to or repeal of Article 13 shall apply only to acts or omissions of directors occurring after such amendment or repeal.

     The Registrant's By-Laws provide that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted under Delaware Law or by any other applicable law against all litigation expenses, judgments, fines and settlement amounts incurred in connection with their service or status as directors and officers. Such indemnification also extends to liabilities arising from actions taken by directors or officers when serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     Section 145 of Delaware Law, as currently in effect, sets forth the indemnification rights of directors and officers of Delaware corporations.
Under such provision, a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his or her conduct was unlawful), and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or an officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon a determination by (A) a majority of a quorum of disinterested directors,
(B) independent
legal counsel in a written opinion, or (C) the stockholders, that indemnification is proper because the applicable standard of conduct has been met.

     The effect of the indemnification provisions contained in the Registrant's By-Laws is to require the Registrant to indemnify its directors and officers under circumstances where such indemnification would otherwise be discretionary and to extend to the Registrant's directors and officers the benefits of Delaware Law dealing with director and officer indemnification, as well as any future changes that might occur under Delaware Law in this area.

     The Registrant's By-Laws state that the indemnification rights granted thereunder are not exclusive of any other indemnification rights to which the director or officer may otherwise be entitled. As permitted by Section 145(g) of Delaware Law, the By-Laws also authorize the Registrant to purchase directors and officers insurance for the benefit of its directors and officers, irrespective of whether the Registrant has the power to indemnify such persons under Delaware Law. The Registrant currently maintains such insurance as allowed by these provisions.

ITEM 8.  EXHIBITS

  Exhibit
  Number                                Description
-----------  -------------------------------------------------------------------
   5.1 Opinion of Perkins Coie regarding legality of the Class A Common Stock being registered

  23.1       Consent of Deloitte & Touche (included on page II-5)

  23.2       Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

  24.1       Powers of Attorney (see Signature Page)

  99.1       1995 Long-Term Incentive Compensation Plan

  99.2       Amended and Restated Stock Option Plan for Nonemployee Directors

ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 26th day of July, 1995.

                                 SHURGARD STORAGE CENTERS, INC.

                                 By   CHARLES K. BARBO
                                   ----------------------------------------
                                      Charles K. Barbo,
                                      Chairman of the Board, President and
                                      Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Charles K. Barbo and Harrell L. Beck, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of July, 1995.

           SIGNATURE                                 TITLE
           ---------                                 -----

       Charles K. Barbo            Chairman of the Board, President and Chief
------------------------------                 Executive Officer
       CHARLES K. BARBO                  (Principal Executive Officer)

        Harrell L. Beck         Senior Vice President, Chief Financial Officer,
------------------------------              Treasurer and Director
        HARRELL L. BECK          (Principal Financial and Accounting Officer)

       Dan Kourkoumelis                            Director
------------------------------
       DAN KOURKOUMELIS

        Donald W. Lusk                             Director
------------------------------
        DONALD W. LUSK

       Wendell J. Smith                            Director
------------------------------
       WENDELL J. SMITH

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-8 of our report dated February 9, 1995 (March 24, 1995 as to Notes E and N), appearing in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP
Seattle, Washington
August 4, 1995

                                INDEX TO EXHIBITS


  Exhibit
   Number                          Description
-----------  -------------------------------------------------------------------
    5.1      Opinion of Perkins Coie regarding legality of the Class A Common
             Stock being registered. . . . . . . . . . . . . . . . . . . . . . .
   23.1      Consent of Deloitte & Touche (included on page II-5). . . . . . . .
   23.2      Consent of Perkins Coie (included in Exhibit 5.1) . . . . . . . . .
   24.1      Power of Attorney (see Signature Page). . . . . . . . . . . . . . .
   99.1      1995 Long-Term Incentive Compensation Plan. . . . . . . . . . . . .
   99.2      Amended and Restated Stock Option Plan for Nonemployee Directors. .